Exhibit 10.12

EXECUTION COPY

Rice 1% option

Option Agreement, dated as of April 6, 2015, by and between SoulCycle Holdings, LLC, a Delaware limited liability company, and Julie Rice, an individual.

Preliminary statement

Certain capitalized terms used herein have the meanings indicated in section 1 hereof.

The Company has entered into the Redemption Agreement pursuant to which it will redeem Class A-1 Units and Class A-2 Units of the Company from members of the Founders Group, following which it will convert to a Delaware corporation to be called SoulCycle Inc. pursuant to section 265 of the Delaware General Corporation Law.

The Company desires to grant to the Grantee options to purchase shares of Common Stock, and the Grantee desires to have granted to her options to purchase shares of Common Stock, on the terms and subject to the conditions set forth herein.

The Company’s obligations under this agreement will be become obligations of SoulCycle Inc. upon the Conversion and thereafter all references to the Company and to shares of Common Stock herein shall be deemed to be references to SoulCycle Inc. and shares of Common Stock of SoulCycle Inc., respectively.

Accordingly, the parties hereto agree as follows.

Agreement

1.	Certain Definitions. The following terms, when used herein, have the following meanings.

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors or managers, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

(b)	“Board” means the board of directors of the Company.

(c)	“Business Day” means any day on which national banks are open for business in the City of New York, New York.

(d)	“Cause” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(e)	“Committee” means:

(i)	if the Board has established a committee of the Board to administer this agreement, then such committee, provided that the term “Committee” means (A) the Board when acting at any time in lieu of the Committee and (B) with respect to any decision involving this agreement intended to satisfy the requirements of Code section 162(m), a committee consisting of two or more directors of the Company who are “outside directors” within the meaning of Code section 162(m).

(ii)	if the Board has not established a committee of the Board to administer this agreement, then the Board.

(f)	“Common Stock” means:

(i)	prior to a Public Offering, the Class A common stock, par value $0.01 per share, of the Company, and

(ii)	thereafter, the common stock of the Company as then constituted.

(g)	“Company” means:

(i)	from the date hereof until the effective date of the Conversion, SoulCycle Holdings, LLC, a Delaware limited liability company, and

(ii)	thereafter, SoulCycle Inc.

(h)	“Conversion” means the conversion of SoulCycle Holdings, LLC into SoulCycle Inc., which conversion will become effective on the date on which SoulCycle Holdings LLC files a certificate of conversion with the office of the Secretary of State of the State of Delaware immediately following the closing under the Redemption Agreement.

(i)	“Disabled” shall have the meaning set forth in the Employment Agreement.

(j)	“Employment Agreement” means the Amended and Restated Employment Agreement, of even date herewith, by and between the Company and the Grantee.

(k)	“Equinox” means Equinox Holdings, Inc., a Delaware corporation.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Exercise Date” has the meaning given such term in section 6(a) hereof.

(n)	“Exercise Price” has the meaning given such term in section 6(b) hereof.

(o)	“Exercise Shares” has the meaning given such term in section 6(a) hereof.

(p)

“Fair Market Value” of a share of Common Stock as of any date shall mean the fair market value of a share of Common Stock, which shall be determined based upon a third party appraisal by a reputable firm having no material relationship with either the Grantee, on the one hand, or the Company and/or any of its Affiliates, on the other hand, of the fair market value of the Company (based on the value of its outstanding Common Stock), which third party appraisal shall not be required to be conducted more than once per calendar year; provided that, in the event that the Fair Market Value is to be determined following a Public Offering, Fair Market Value shall mean the average of the high and low trading price of a share of Common Stock on the applicable date; and provided further that, in all instances, a determination of Fair Market Value shall be made in compliance with Section 409A of the Code and without any discount for minority interest or lack of marketability. This definition of “Fair Market Value” shall not apply for purposes of making valuations of shares of Common Stock for any purposes independent of, or unrelated to administration of, this agreement.

(q)	“Founders Group” means Elizabeth P. Cutler, an individual; the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011; the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011; Julie J. Rice, an individual; the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT.

(r)	“Good Reason” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(s)	“Grant Date” means the effective date of the Conversion.

(t)	“Grantee” means Julie Rice, an individual.

(u)	“Option Price” means the exercise price per share of Common Stock of the shares of Common Stock issuable on exercise of options evidenced hereby, as initially established in section 2(b) hereof and as such amount may be adjusted from time as provided in section 9 hereof.

(v)	“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or other type of entity.

(w)	“Public Offering” means any primary or secondary public offering of any securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, that results in the listing of a class of equity securities of the Company on the New York Stock Exchange or other national exchange or quotation system in the United States.

(x)	“Redemption Agreement” means the redemption agreement of even date herewith by and among the Company, each of the members of the Founders Group and Equinox.

(y)	“Sale Transaction” means any of the following, in a single transaction or a series of transactions:

(i)	a sale, lease, license, transfer or other disposition of all or substantially all of the assets of the Company;

(ii)	the sale, issuance or transfer, or the acquisition of “beneficial ownership” (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by any person or “group” (as that term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended), of more than 50% of the voting power of the Company;

(iii)	any merger, consolidation or similar business combination transaction following which less than a majority of the voting power of the entity resulting from such merger, consolidation or other transactions is owned by Persons who were holders of capital stock of the Company immediately prior to the effective date of such merger, consolidation or other transaction; and

(iv)	the adoption of a plan for the liquidation, dissolution or winding-up of the affairs of the Company.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa)	“SoulCycle Inc.” means SoulCycle Inc., a Delaware corporation into which SoulCycle LLC will be converted on the effective date of the Conversion.

(bb)	“Stated Expiration Date” means the date that is the tenth anniversary of the Grant Date.

(cc)	“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with the exercise of all or any portion of the options evidenced by this agreement.

2.	Grant of options.

(a)	Confirmation of Grant.

(i)	The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of options to purchase 11,111 shares of Common Stock.

(ii)	The options evidenced hereby are intended to be non-incentive stock options.

(b)	Option Price. The Option Price of the options evidenced hereby is $710 per share of Common Stock, which is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

3.	Vesting and exercisability.

(a)	Vesting. The options evidenced hereby shall, subject to section 4(c) hereof, vest and become exercisable to the extent of 1/36th of the number of shares of Common Stock issuable on exercise of the options evidenced hereby (adjusted for split, combinations, subdivisions and other similar changes in the Common Stock) on each of the 36 monthly anniversaries of the Grant Date next following the Grant Date, provided that, in the case of each such vesting date, either:

(i)	the Grantee has been continuously employed by the Company from the Grant Date through such vesting date, or

(ii)	if the employment of the Grantee with the Company has been terminated, it was terminated by the Company without Cause or by the Grantee for Good Reason.

(b)	Acceleration of vesting. Notwithstanding section 3(a) hereof:

(i)	the options evidenced hereby shall, unless earlier terminated, become fully vested and exercisable upon the occurrence of a Sale Transaction and shall thereafter expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date; provided, however, that, if the Committee so determines and so notifies the Grantee in writing no less than 15 Business Days prior to the consummation of the Sale Transaction, the options evidenced hereby shall become exercisable in full during the three Business-Day period up to and including the date of the closing of the Sale Transaction and shall terminate immediately after the consummation of the Sale Transaction, provided, further that any such exercise may be conditioned by the Grantee upon consummation of such Sale Transaction; and

(ii)	the Committee, in its sole discretion, may in any event accelerate the vesting of all or any portion of the options evidenced hereby at any time and from time to time.

4.	Termination of options.

(a)	Stated Expiration Date. Subject to section 4(c) hereof, the options evidenced hereby shall have a term of 10 years, beginning on the Grant Date and ending on the Stated Expiration Date, on which date they shall expire and be cancelled, in accordance with the terms hereof.

(b)	Effect of termination of Grantee by the Company without Cause; voluntary termination by the Grantee with Good Reason. If the Grantee’s employment with the Company is terminated by the Company without Cause, or is terminated by the Grantee for Good Reason, all options evidenced hereby shall continue to vest and become exercisable as provided in section 3(a) and 3(b) hereof and shall expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date.

(c)	Voluntary termination by the Grantee without Good Reason; Termination for Cause; Termination due to death or the Grantee’s becoming Disabled.

(i)	If the Grantee voluntarily terminates her employment with the Company without Good Reason or her employment with the Company terminates by reason of her death or her becoming Disabled, all options evidenced hereby to the extent not then vested shall automatically terminate and be canceled immediately upon such termination of employment.

(ii)	Following the Grantee’s voluntary termination of her employment without Good Reason, her death or her becoming Disabled, or termination of her employment for Cause, the Grantee or her estate or personal representative shall have the right to exercise any options evidenced hereby to the extent vested as of the date of such termination of employment but only until the first to occur of:

(A)	the 90th day after the effective date of the Grantee’s termination of employment or, in the case of a termination for death or the Grantee’s becoming Disabled, the date 12 months from such effective date, and

(B)	the Stated Expiration Date,

in which event all of the Grantee’s vested options shall expire on the applicable expiration date specified in clause (1) or (2) immediately above.

(d)	Termination of a Grantee by the Company for Cause. Notwithstanding anything else contained in this agreement, if the Grantee’s employment with the Company is terminated by the Company for Cause, all unvested options evidenced hereby shall automatically terminate and be canceled immediately upon such termination of employment.

5.	Restrictions on exercise; non-transferability of options.

(a)	Restrictions on exercise. Once vested in accordance with the provisions of this agreement, the options evidenced hereby may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this agreement, the options evidenced hereby may not be exercised in whole or in part unless:

(i)	all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the options evidenced hereby or the delivery of the Exercise Shares shall have been secured; provided that the Company shall use its commercially reasonable efforts to obtain any such approvals or consents,

(ii)	the purchase of the shares of Common Stock upon the exercise of the options evidenced hereby shall be exempt from registration under applicable U.S. federal and state securities laws, or the purchase of the shares of Common Stock shall have been registered under such laws, and

(iii)	all applicable U.S. federal, state and local tax withholding requirements shall have been satisfied.

(b)	Non-transferability of options. The options evidenced hereby may be exercised only by the Grantee or, following her death or the Grantee’s becoming

Disabled, by the Grantee’s estate or personal representative. The options evidenced hereby are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death.

(c)	Grantee’s responsibility for taxes; withholding.

(i)	The Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the exercise of options evidenced hereby (including any taxes and penalties arising under section 409A of the Code), and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold the Grantee harmless from any or all of such taxes.

(ii)	Whenever shares of Common Stock are to be issued upon exercise of the options evidenced hereby, the Grantee shall remit to the Company an amount in cash sufficient to satisfy all applicable U.S. federal, state and local tax withholding requirements as a condition to the issuance of such shares of Common Stock. The Company shall, if requested by the Grantee, withhold shares of Common Stock valued for this purpose at their Fair Market Value as of the date of exercise to satisfy the minimum applicable withholding requirements, subject to any rules adopted by the Committee regarding compliance with applicable law, including, but not limited to, section 16(b) of the Exchange Act.

6.	Manner of exercise.

(a)	Options evidenced hereby may to the extent vested be exercised, in whole or in part, by notice to the Secretary of the Company in writing given at least 5 Business Days prior to the date as of which the Grantee will so exercise such options (the “Exercise Date”), specifying the number of whole shares of Common Stock with respect to which such options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares; provided that if the shares of Common Stock are traded on a U.S. national securities exchange, notice may be given 2 Business Days before the Exercise Date.

(b)	Exercise shall occur by delivery of both written notice of exercise to the Secretary of the Company, and payment to the Company of the full exercise price for the shares of Common Stock being purchased, which shall be an amount equal to the product of the number of Exercise Shares and the Option Price (the “Exercise Price”), and an amount equal to all applicable Withholding Taxes required by reason of such exercise.

(c)	The methods of payment that the Grantee may utilize in exercising the options evidenced hereby include:

(i)	cash or check payable to the Company (in U.S. dollars);

(ii)	other shares of Common Stock that (1) are owned by the Grantee, (2) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares of Common Stock as to which options evidenced hereby are being exercised, (3) are, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions that would in any manner restrict the transfer of such shares to or by the Company, and (4) are duly endorsed for transfer to the Company;

(iii)	a net exercise by surrendering to the Company shares of Common Stock otherwise receivable upon exercise of the options evidenced hereby; or

(iv)	any combination of the foregoing methods of payment.

(d)	Shares of Common Stock issuable upon exercise of options evidenced hereby shall be deemed effective and to have been issued as of the date on which the Company has received from the exercising Grantee or the Grantee’s representative a duly completed notice of exercise and sufficient payment in accordance with Section 6(c) above to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

(e)	As promptly as practicable following the Exercise Date, the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee and bearing appropriate legends as provided in section 7(b) hereof.

(f)	The Company may require the Grantee to furnish or execute such other documents as the Company reasonably deems necessary:

(i)	to evidence such exercise,

(ii)	to determine whether registration is then required under the Securities Act and

(iii)	to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other applicable law.

7.	Grantee’s representations, warranties and covenants.

(a)

Investment intention. The Grantee represents and warrants that the options evidenced hereby have been, and any Exercise Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any portion of the options evidenced hereby or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any portion of the options evidenced hereby or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, and in compliance with applicable state or foreign securities or “blue sky” laws. The Grantee further understands, acknowledges and agrees that none of the Exercise Shares may be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of unless the provisions of the Company’s certificate of incorporation as then in effect shall have been complied with.

(b)	Legends. The Grantee acknowledges that, unless a registration statement shall then be in effect covering the resale of the Exercise Shares, any certificate representing the Exercise Shares shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO.”

Unless a Public Offering shall have been consummated, any certificate representing the Exercise Shares shall bear the following additional legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION.”

(c)	Ability to bear risk. The Grantee covenants that the Grantee will not exercise all or any portion of the options evidenced hereby unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Exercise Shares.

(d)

Restriction on sale upon Public Offering. The Grantee agrees that, in the event the Company files a registration statement in connection with a Public Offering, the Grantee will not, without the prior written consent of the Company, effect any public sale or distribution of any of the Exercise Shares (other than as part of such Public Offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, for the duration (not to exceed 20 days prior to and the 180 days after the effective date of such registration statement) specified by and to the extent requested by the Company and an underwriter of the Common Stock or other securities of the Company at any time during such period except Common Stock (or other securities) included in such registration; provided, however, that (i) all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements; and (ii) the restrictions applicable to Grantee are no more restrictive than those applicable to any other shareholder, director or officer of the Company. The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Exercise Shares by her following a Public Offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” laws.

(e)	Registration. As soon as practicable following a Public Offering, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all of the shares evidenced hereby, to the extent such shares are eligible for registration on Form S-8 (or other applicable form for registration relating to the sale of securities to employees or other service providers in a Company stock option plan or other equity incentive plan).

8.	Representations and warranties of the Company. The Company represents and warrants to the Grantee that:

(a)	the Company has been duly formed and is an existing limited liability company in good standing under the laws of the state of its formation,

(b)	this agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and

(c)	the Exercise Shares, when issued, delivered and paid for, upon exercise of the options evidenced hereby in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this agreement and the Company’s certificate of incorporation or otherwise in connection with the transactions contemplated hereby.

9.	Change in capital structure; effect of excess dilution; most favored nations provision.

(a)

The Committee shall equitably adjust the number and type of shares of Common Stock issuable on exercise of the options evidenced hereby, as well as the Option Price, to reflect any increase or decrease in the number or change in the character of issued shares of Common Stock resulting from a stock-split, reverse stock-split, stock dividend, extraordinary dividend (as determined by the Committee in its sole discretion) whether such dividend is payable in cash, other property or a combination of both, combination, recapitalization or reclassification of the shares of Common Stock, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee shall make such adjustments as necessary to preserve the benefits or potential benefits of the options evidenced hereby and may provide in substitution for the options evidenced hereby such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the option evidenced hereby. In any case, such substitution of cash or securities shall not require the consent of the Grantee. Except as expressly provided herein, if the Company issues for consideration shares of equity securities of any class or securities convertible into shares of equity securities of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of shares of Common Stock issuable on exercise of options evidenced hereby.

(b)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts one or more equity compensation plans for directors, officers or employees of the Company that, when combined with options granted to Julie Rice and Elizabeth Cutler (without double counting), provides for the grant of options or awards covering more than 176,471 shares of Common Stock or their equivalent, the number of shares of Common Stock subject to the options evidenced hereby shall be increased by a factor equal to the ratio of:

(i)	the sum of:

(A)	the number of shares of Common Stock outstanding immediately following the Grant Date,

(B)	the number of shares of Common Stock subject to option agreements between the Company and Julie Rice and Elizabeth Cutler, and

(C)	the number of shares of Common Stock reserved for issuance in connection with such stock options plan or plans (without double counting of shares included under clause (B) above), to

(ii)	1, 176,471 shares of Common Stock, and:

the Option Price shall be decreased by a factor that is the reciprocal of the foregoing factor. The numbers in this section 9(b) shall be appropriately adjusted by the Committee to reflect any stock-split, reverse stock-split, stock dividend or other change in the number of character of the shares of Common Stock.

(c)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts a stock option plan for employees of the Company that provides for the grant of options to purchase shares of Common Stock on terms more favorable to the holders of such options than the terms of this agreement are to the Grantee (other than Option Price, the number of shares of Common Stock issuable on exercise of options evidenced hereby, the Grant Date or the Stated Expiration Date), the Company shall offer to amend this agreement to change the terms of this agreement so as to make the terms of this agreement correspond to the terms of options granted under such stock option plan.

10.	Relationship to other benefits. Neither the grant of the options evidenced hereby nor any value received by the Grantee pursuant to this agreement shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.	No shareholder rights. Neither the Grantee nor any transferee or beneficiary of the Grantee shall have any rights as a shareholder of the Company with respect to any shares of Common Stock issuable on exercise of options evidenced hereby until the effective date (as set forth in Section 6(d) hereof) of the exercise by the Grantee or such transferee, or beneficiary in accordance with the terms of this agreement. Prior to such effective date, the Grantee shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the shares of Common Stock issuable on exercise of options evidenced hereby. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the effective date of the exercise of options represented hereby, except as otherwise specifically provided for herein.

12.	Miscellaneous.

(a)	Notices. All notices and other communications required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, at the following addresses or to such other address as the Company or the Grantee, shall specify by notice to the others:

(i)	if to the Company, to it at:

SoulCycle Holdings, LLC

103 Warren Street

New York, New York 10007

Fax:

Telephone: (212) 406-1300

Attention: Elizabeth Cutler and Julie Rice

with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (212) 774-6333

Attention: Harvey Spevak

and with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (646) 871-7463

Attention: Kevin Morris

(ii)	if to the Grantee, to the Grantee at the address set forth on the signature page hereof with a copy of written notices to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas, 18th Floor

New York, New York 10020

Tel: (212) 204.8688

Fax: (973) 597.2507

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third Business Day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

(b)	No right to employment. Nothing in this agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company, or to interfere with or limit in any way the right of the Company to terminate such employment at any time, subject to the terms and conditions of the Employment Agreement.

(c)	Binding effect; benefits. This agreement shall be binding upon and inure to the benefit of the parties to this agreement and their respective successors and assigns, including, without limitation, SoulCycle Inc. immediately following the Conversion. Nothing in this agreement, express or implied, is intended or shall be construed to give any person other than the parties to this agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d)	Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties:

(i)	extend the time for the performance of any of the obligations or other actions of the other parties under this agreement,

(ii)	waive compliance with any of the conditions or covenants of the other parties contained in this agreement and

(iii)	waive or modify performance of any of the obligations of the other parties under this agreement.

Except as provided in the preceding sentence, no action taken pursuant to this agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(e)	Amendment. This agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(f)	Assignability. Neither this agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(g)	Applicable law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD REQUIRE OR PERMIT APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(h)	Section and other headings, etc. The section and other headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(i)	Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this agreement as of the date first above written.

The Company

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:	/s/ Larry M. Segall
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

[Signatures continue on next page]

[Signature Page to Rice 1% Option Agreement]

Grantee

/s/ Julie J. Rice
Name:	Julie J. Rice
Address:

[Signature Page to Rice 1% Option Agreement]